                                                                     Exhibit 5.1



                [Letterhead of Richards, Layton & Finger, P.A.]






                                April 24, 2001





MBNA America Bank, National Association
400 Christiana Road
Newark, Delaware  19713

          Re:  MBNA Credit Card Master Note Trust
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for MBNA America Bank, National Association, a national banking association (the "Bank"), in connection with the proposed issuance and sale of a collateral certificate (the "Certificate"), representing an undivided beneficial interest in the MBNA Master Credit Card Trust II (the "Trust"), pursuant to a Pooling and Servicing Agreement, dated as of August 4, 1994, as amended by the First Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of March 11, 1996, by the Second Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of June 2, 1998, by the Third Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of January 10, 1999, by the Fourth Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of October 2, 2000, and by the Fifth Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of March 30, 2001 (collectively, the "Original Pooling and Servicing Agreement"), by and between the Bank, as Seller and Servicer, and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as trustee (the "Trustee"), and as further amended by Assignment No. 1 of Receivables in Additional Accounts, dated as of September 19, 1994 (the "First Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 2 of Receivables in Additional Accounts, dated as of November 15, 1994

MBNA America Bank, National Association
April 24, 2001
Page 2

(the "Second Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 3 of Receivables in Additional Accounts, dated as of March 30, 1995 (the "Third Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 4 of Receivables in Additional Accounts, dated as of July 6, 1995 (the "Fourth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 5 of Receivables in Additional Accounts, dated as of October 3, 1995 (the "Fifth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 6 of Receivables in Additional Accounts, dated as of March 8, 1996 (the "Sixth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 7 of Receivables in Additional Accounts, dated as of May 30, 1996 (the "Seventh Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 8 of Receivables in Additional Accounts, dated as of September 4, 1996 (the "Eighth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 9 of Receivables in Additional Accounts, dated as of October 3, 1996 (the "Ninth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 10 of Receivables in Additional Accounts, dated as of November 5, 1996 (the "Tenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 11 of Receivables in Additional Accounts, dated as of February 4, 1997 (the "Eleventh Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 12 of Receivables in Additional Accounts, dated as of April 4, 1997 (the "Twelfth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 13 of Receivables in Additional Accounts, dated as of July 2, 1997 (the "Thirteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 14 of Receivables in Additional Accounts, dated as of October 2, 1997 (the "Fourteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 15 of Receivables in Additional Accounts, dated as of December 17, 1997 (the "Fifteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 16 of Receivables in Additional Accounts, dated as of April 10, 1998 (the "Sixteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 17 of Receivables in Additional Accounts, dated as of July 2, 1998 (the "Seventeenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 18 of Receivables in Additional Accounts, dated as of September 22, 1998 (the "Eighteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 19 of Receivables in Additional Accounts, dated as of November 17, 1998 (the "Nineteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 20 of Receivables in Additional Accounts, dated as of February 10, 1999 (the "Twentieth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 21 of Receivables in Additional Accounts, dated as of April 5, 1999 (the "Twenty-First Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by

MBNA America Bank, National Association
April 24, 2001
Page 3

Assignment No. 22 of Receivables in Additional Accounts, dated as of June 17, 1999 (the "Twenty-Second Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 23 of Receivables in Additional Accounts, dated as of July 27, 1999 (the "Twenty-Third Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 24 of Receivables in Additional Accounts, dated as of October 12, 1999 (the "Twenty-Fourth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 25 of Receivables in Additional Accounts, dated as of November 24, 1999 (the "Twenty-Fifth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 26 of Receivables in Additional Accounts, dated as of March 3, 2000 (the "Twenty-Sixth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 27 of Receivables in Additional Accounts, dated as of April 24, 2000 (the "Twenty-Seventh Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 28 of Receivables in Additional Accounts, dated as of June 29, 2000 (the "Twenty-Eighth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 29 of Receivables in Additional Accounts, dated as of October 19, 2000 (the "Twenty-Ninth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, and by Assignment No. 30 of Receivables in Additional Accounts, dated as of January 30, 2001 (the "Thirtieth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, and as to be supplemented by a Supplement in the form of the supplement which is attached as Exhibit 4.3 to the Registration Statement (as defined below) (the "Supplement") (the Original Pooling and Servicing Agreement as amended by the First Assignment, the Second Assignment, the Third Assignment, the Fourth Assignment, the Fifth Assignment, the Sixth Assignment, the Seventh Assignment, the Eighth Assignment, the Ninth Assignment, the Tenth Assignment, the Eleventh Assignment, the Twelfth Assignment, the Thirteenth Assignment, the Fourteenth Assignment, the Fifteenth Assignment, the Sixteenth Assignment, the Seventeenth Assignment, the Eighteenth Assignment, the Nineteenth Assignment, the Twentieth Assignment, the Twenty-First Assignment, the Twenty-Second Assignment, the Twenty-Third Assignment, the Twenty-Fourth Assignment, the Twenty-Fifth Assignment, the Twenty-Sixth Assignment, the Twenty-Seventh Assignment, the Twenty-Eighth Assignment, the Twenty-Ninth Assignment and the Thirtieth Assignment, and as to be supplemented by the Supplement is hereinafter referred to as the "Pooling and Servicing Agreement"). At your request, this opinion is being furnished to you.

          We have made such inquiries and examined such documents as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth, including the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

          (a)  The Pooling and Servicing Agreement;

MBNA America Bank, National Association
April 24, 2001
Page 4

          (b) The Registration Statement on Form S-3, filed by the Bank with the Securities and Exchange Commission on April 24, 2001 (the "Registration Statement"), including a related prospectus (the "Prospectus") and related prospectus supplements; and

          (c)  A certificate of an officer of the Bank, dated April 24, 2001.

          We have obtained or have been furnished with, and have relied upon with respect to factual matters, such certificates, advices and assurances from public officials and others as we have deemed necessary or appropriate for purposes of this opinion. In rendering this opinion, we have relied upon an opinion, dated April 24, 2001, of John W. Scheflen, Esquire, a copy of which is attached hereto as Exhibit "A."

          With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

          For purposes of this opinion, we have assumed, at the time of issuance and sale of the Certificate, (i) except with respect to the Bank and the Trust, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (ii) that the Bank will have taken all necessary corporate action to cause the issuance and sale of the Certificate, (iii) that the issuance and sale of the Certificate will not be contrary to any applicable law, rule, regulation or order, and (iv) in connection with the documents of which we have reviewed a form, that all blanks contained in such documents will be properly and appropriately completed, and optional provisions included in such documents will be properly and appropriately selected, and as executed, such documents will conform with the forms of the documents reviewed by us.

          This opinion is limited to the laws of the State of Delaware and United States of America federal law, and we have not considered and express no opinion on the laws of any other jurisdiction. Our opinions are rendered only with respect to Delaware and United States of America federal laws and rules, regulations and orders thereunder which are currently in effect.

MBNA America Bank, National Association
April 24, 2001
Page 5

          Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when issued and sold in accordance with the terms of the Pooling and Servicing Agreement, including when duly executed and delivered by the Bank and authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and when issued and delivered against payment therefor, the Certificate will be legally issued, fully paid and nonassessable and entitled to the benefits of the Pooling and Servicing Agreement.

          We understand that you will file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in connection with the filing by the Bank of the Registration Statement under the Securities Act of 1933, as amended. We hereby consent to the filing of this opinion with the Securities and Exchange Commission. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Richards, Layton & Finger, P.A.


WAY/EAS

                                                                       Exhibit A

           [Letterhead of MBNA American Bank, National Association]

                                April 24, 2001



Richards, Layton & Finger, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899

Orrick, Herrington & Sutcliffe LLP
Washington Harbour
3050 K Street, N.W.
Washington, DC 20007-5135

     Re:  MBNA Credit Card Master Note Trust (Issuer of the Notes)
          MBNA Master Credit Card Trust II (Issuer of the Collateral
          Certificate)
          MBNA America Bank, National Association (Originator of the Issuers) Registration Statement on Form S-3

Gentlemen:

     I am familiar with the registration statement on Form S-3 filed on April 24, 2001 (the "Registration Statement") by MBNA America Bank, National Association, a national banking association (the "Bank"), on behalf of MBNA Credit Card Master Note Trust (the "Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the issuance from time to time by the Trust of series, classes or tranches of its Notes secured by assets of the Trust (including the "Collateral Certificate" issued by MBNA Master Credit Card Trust II). All Notes to be issued by the Trust in offerings pursuant to the Registration Statement are collectively referred to herein as the "Notes."

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion.

     Based upon the forgoing, I am of the opinion that:

     (i) The Bank is a national banking association formed and validly existing under the laws of the United States of America and is authorized thereunder to transact the business of banking.

     (ii) The Bank has the corporate power and authority to cause the issuance and sale of the Collateral Certificate and the Notes.

     (iii) The Bank is duly authorized to execute the Collateral Certificate and the Notes.

Richards, Layton & Finger, P.A.
Orrick, Herrington & Sutcliffe LLP
April 24, 2001
Page 2

     I am admitted to the Bar of the State of Maryland, and express no opinion as to the law of any jurisdiction other than the laws of the United States of America.

     You may rely on this opinion in connection with the opinions to be submitted by you to the Bank and filed by the Bank with the Securities and Exchange Commission as exhibits to the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus relating to the Notes. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/ John W. Scheflen, Esq.

                                        John W. Scheflen, Esq.